EXHIBIT 10.3

Exhibit 10.3

RESOLUTION: EXECUTIVE PHYSICAL PROGRAM

Upon motion made by Director Stefanik and seconded by Director Zepp, the following resolution was unanimously adopted:

WHEREAS, the Board of Directors (“Board”) recognizes the contributions provided by members of the key executive team that promotes the growth of Third Federal Savings and Loan Association of Cleveland (“Association”); and

WHEREAS, the Board will periodically review the option to offer additional benefits to key executives to continue to remain competitive in preserving the services provided by these individuals; and

WHEREAS, the health of key executives is vital to the health of the Association. It is recommended that an Executive Physical Program be implemented; and

WHEREAS, health risk appraisals and annual physicals are important tools in the general health assessment of an individual; and

WHEREAS, the Cleveland Clinic has a reputable executive health management program, “the Personal Health Management Program”; and

WHEREAS, the cost of the program is a range of $2,000 - $3,000 per participant; and

WHEREAS, the key executives recommended to participate in the Executive Physical Program are:

Ralph Betters,	David Huffman
Marianne Piterans	John Ringenbach
Marc Stefanski	Daniel Weir

Now, therefore,

BE IT RESOLVED, that the Board of Directors unanimously approves the implementation of the Executive Physical Program; and

FURTHER BE IT RESOLVED, that the key executives be offered the opportunity to participate in the program; and

FURTHER BE IT RESOLVED, that Jodi Hajduk, CEBS, maintain the administration of the program.

BOARD OF DIRECTORS MEETING HELD ON MAY 16 2002